SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 27, 2001
(To Prospectus dated August 3, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                          Fifth Third Mortgage Company
                                   Transferor

                                Fifth Third Bank
                                    Servicer

                      Countrywide Home Loans Servicing LP
                                    Servicer

                   CWMBS Mortgage Pass-Through Trust 2001-19
                                     Issuer

                                ----------------

            The Class PO Certificates

            o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated August 27, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 3, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

            o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $658,514.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Fifth Third Mortgage Company, Fifth Third Bank, or any of their respective affiliates or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL


         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 902 Mortgage Loans having an aggregate Stated Principal Balance of approximately $364,610,440.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                     As of
                                                               September 1, 2002
                                                               -----------------
Total Number of Mortgage Loans ..............................         902
Delinquent Mortgage Loans and Pending Foreclosures at
Period End(1)
          30-59 days ........................................       0.55%
          60-90 days ........................................       0.11%
          91 days or more (excluding pending foreclosures) ..       0.11%
                                                                   ------
 Total Delinquencies ........................................       0.78%
                                                                   ======
Foreclosures Pending ........................................       0.00%
                                                                   ------
Total Delinquencies and foreclosures pending ................       0.78%
                                                                   ======

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS


The Servicers

         Countrywide Home Loans Servicing LP ("Countrywide Servicing") has succeeded to Countrywide Home Loans, Inc., as Servicer, with respect to the Mortgage Loans previously serviced by Countrywide Home Loans, Inc. (the "Countrywide Loans") under the Agreement. Fifth Third Bank ("Fifth Third") will act as Servicer with respect to the non-Countrywide Loans under the Agreement and as described in the Prospectus Supplement.

Countrywide Servicing's Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or Countrywide Servicing and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                             At February 28(29),                      At December 31,   At June 30,
                                            ------------------------------------------------------    ---------------   -----------
                                               1998          1999           2000           2001            2001             2002
                                           -----------    -----------   -----------    -----------      -----------     -----------
Delinquent Mortgage Loans and
 Pending Foreclosures at Period End
   30-59 days.............................        1.08%          1.03%         1.36%          1.61%            1.89%           1.85%
   60-89 days.............................        0.16           0.18          0.22           0.28             0.39            0.40
   90 days or more (excluding
    pending foreclosures).................        0.16           0.12          0.16           0.14             0.23            0.28
                                           -----------    -----------   -----------    -----------      -----------     -----------
   Total of delinquencies                         1.40%          1.32%         1.75%          2.03%            2.51%           2.53%
                                           ===========    ===========   ===========    ===========      ===========     ===========
Foreclosures pending......................        0.17%          0.14%         0.16%          0.27%            0.31%           0.28%
                                           ===========    ===========   ===========    ===========      ===========     ===========
Total delinquencies and foreclosures
 pending..................................        1.57%          1.46%         1.91%          2.30%            2.82%           2.81%
                                           ===========    ===========   ===========    ===========      ===========     ===========
Net Gains/(Losses) on liquidated
 loans(1)................................. $(2,662,000)   $(2,882,524)  $(3,076,240)   $(2,988,604)     $(5,677,141)    $(3,054,092)
Percentage of Net Gains/(Losses) on
 liquidated loans(1)(2)...................      (0.024)%       (0.018)%      (0.017)%       (0.014)%         (0.022)%        (0.010)
Percentage of Net Gains/(Losses) on
 liquidated loans (based on average
 outstanding
 principal balance)(1)....................      (0.027)%       (0.021)%      (0.017)%       (0.015)%         (0.023)%        (0.011)

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

Fifth Third's Foreclosure and Delinquency Experience

         The following table sets forth the delinquency and foreclosure experience of the total portfolio of residential mortgage loans serviced by Fifth Third at its Cincinnati Center, as of the dates indicated. The portfolio information presented below does not include information with respect to mortgage loans serviced at its Grand Rapids, Michigan center. Fifth Third's total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust fund in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made that delinquency and foreclosure experience with respect to the mortgage loans serviced by Fifth Third and included in the trust fund will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans serviced by Fifth Third and inlcluded in the trust fund will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

   There can be no assurance that the information set forth in the following table will be representative of the future delinquency experience.


                                                At December 31, 2000          At December 31, 2001            At June 30, 2002
                                             --------------------------    --------------------------    --------------------------
                                               By Dollar        % of         By Dollar         % of        By Dollar         % of
                                               Amount of        total        Amount of        total        Amount of        total
             Bank Portfolio                      Loans        portfolio        Loans        portfolio        Loans        portfolio
             --------------                 --------------    ---------   --------------    ---------    --------------   ---------
Total Portfolio...........................  $4,765,284,015                $5,540,429,207                 $5,016,823,773
Period of Delinquency.....................
 30-59 days...............................  $  259,977,742      5.46%     $  209,704,983      3.78%      $  180,742,707     3.26%
 60-89 days...............................  $   52,406,238      1.10%     $   67,313,428      1.21%      $   57,879,292     1.04%
 90+ days.................................  $   40,729,479      0.85%     $   83,916,373      1.51%      $   92,131,740     1.66%
                                            --------------      -----     --------------      -----      --------------     -----
Total Delinquency (1).....................  $  353,113,459      7.41% (2) $  360,934,784      6.51% (2)  $  330,753,739     5.97%
                                            ==============      =====     ==============      =====      ==============     =====



                                             At December 31, 2000           At December 31, 2001             At June 30, 2002
                                          ---------------------------    ---------------------------    ---------------------------
                                            By Dollar         % of         By Dollar          % of         By Dollar         % of
                                            Amount of         total        Amount of         total         Amount of        total
    Serviced for Others Portfolio             Loans         portfolio        Loans         portfolio         Loans        portfolio
    -----------------------------        ---------------    ---------   ---------------    ---------    ---------------   ---------
Total Portfolio........................  $13,020,257,344                $31,872,139,298                 $30,523,631,656
Period of Delinquency..................
 30-59 days............................  $   199,547,996      1.53%     $   840,652,678      2.64%      $   654,138,369     2.05%
 60-89 days............................  $    42,573,028      0.33%     $   227,371,565      0.71%      $   149,355,177     0.47%
 90+ days..............................  $    51,237,239      0.39%     $   314,042,963      0.99%      $   167,151,871     0.52%
                                         ---------------      -----     ---------------      -----      ---------------     -----
Total Delinquency (1)..................  $   293,358,263      2.25% (2) $ 1,382,067,206      4.34% (2)  $   970,645,417     3.05%
                                         ===============      =====     ===============      =====      ===============     =====



                                             At December 31, 2000           At December 31, 2001             At June 30, 2002
                                          ---------------------------    ---------------------------    ---------------------------
                                            By Dollar         % of         By Dollar          % of         By Dollar         % of
                                            Amount of         total        Amount of         total         Amount of        total
                Total                         Loans         portfolio        Loans         portfolio         Loans        portfolio
                -----                    ---------------    ---------   ---------------    ---------    ---------------   ---------
Total Portfolio........................  $17,785,541,359                $37,412,568,505                 $35,540,455,429
Period of Delinquency..................
 30-59 days............................  $   459,525,738      2.58%     $ 1,050,357,661      3.30%      $  834,881,076      2.62%
 60-89 days............................  $    94,979,266      0.53%     $   294,684,993      0.92%      $  207,234,469      0.65%
 90+ days..............................  $    91,966,718      0.52%     $   397,959,336      1.25%      $  259,283,611      0.81%
                                         ---------------      -----     ---------------      -----      --------------      -----
Total Delinquency (1)..................  $   646,471,722      3.63% (2) $ 1,743,001,990      5.47% (2)  $1,301,399,156      4.08%
                                         ===============      =====     ===============      =====      ==============      =====

---------------
(1) Includes foreclosures, bankruptcies, and real estate owned.
(2) Does not include loans bought out of GNMA-issued pools.

         While the above delinquency experience is typical of Fifth Third's experience, there can be no assurance that experience on the mortgage loans serviced by it pursuant to the Agreement and included in the trust fund will be similar. Accordingly, the information should not be considered to reflect the credit quality of those mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on those mortgage loans serviced by it pursuant to the Agreement. The statistical data in the table is based upon all of the loans in Fifth Third's Cincinnati Center servicing portfolio. The mortgage loans serviced by Fifth Third pursuant to the Agreement and included in the trust fund are likely to have other characteristics which distinguish them from the majority of the loans in Fifth Third's Cincinnati Center servicing portfolio.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $658,514, evidencing a beneficial ownership interest of approximately 0.18% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $346,956,173 and evidenced in the aggregate a beneficial ownership interest of approximately 95.16% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $17,654,267, and evidenced in the aggregate a beneficial ownership interest of approximately 4.84% in the Trust
Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $658,514 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)


                                             Percentage of the Prepayment
                                                      Assumption
                                          ----------------------------------
   Class                                   0%    100%    275%   400%    500%
   -----                                  ----   ----    ----   ----    ----
   Class PO                               1.0%   1.7%    3.5%   4.9%    6.1%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*


                                                          Class PO
                                                Percentage of the Prepayment
                                                         Assumption
                                            -----------------------------------
Distribution Date                             0%     100%   275%    400%   500%
-----------------                           -----    ----   ----    ----   ----
Initial Percent                               100     100    100     100    100
October 30, 2002                               87      87     86      86     85
October 25, 2003                               85      81     73      68     64
October 25, 2004                               83      74     60      51     44
October 25, 2005                               81      68     49      38     30
October 25, 2006                               79      62     40      28     20
October 25, 2007                               77      57     32      21     14
October 25, 2008                               75      52     26      15      9
October 25, 2009                               72      47     21      11      6
October 25, 2010                               69      43     17       8      4
October 25, 2011                               66      38     14       6      3
October 25, 2012                               63      34     11       4      2
October 25, 2013                               60      31      9       3      1
October 25, 2014                               56      27      7       2      1
October 25, 2015                               53      24      5       2      1
October 25, 2016                               50      21      4       1      0
October 25, 2017                               48      19      3       1      0
October 25, 2018                               45      17      3       1      0
October 25, 2019                               43      15      2       0      0
October 25, 2020                               40      13      2       0      0
October 25, 2021                               37      12      1       0      0
October 25, 2022                               35      10      1       0      0
October 25, 2023                               31       9      1       0      0
October 25, 2024                               28       7      1       0      0
October 25, 2025                               24       6      0       0      0
October 25, 2026                               20       5      0       0      0
October 25, 2027                               16       3      0       0      0
October 25, 2028                               12       2      0       0      0
October 25, 2029                                7       1      0       0      0
October 25, 2030                                3       0      0       0      0
October 25, 2031                                0       0      0       0      0
Weighted Average Life (years) **            16.17    9.54   4.94    3.54   2.85

---------------

*  Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $11,638,539 and $300,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The appropriate servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-19
                                    Group 1


                Current Mortgage Rates of the Mortgage Loans (1)


--------------------------------------------------------------------------------
   Current
  Mortgage         Number of        Aggregate Principal     Percent of Mortgage
  Rate (%)      Mortgage Loans    Balance Outstanding ($)         Pool (%)
--------------------------------------------------------------------------------
6.000                   1                 549,527.12                 0.44
6.375                   1                 378,870.89                 0.30
6.500                   1                 544,971.90                 0.43
6.625                   2                 595,805.30                 0.47
6.750                   5               1,747,619.49                 1.39
6.875                  13               5,619,038.01                 4.46
7.000                  39              16,722,894.64                13.29
7.125                  35              13,965,813.73                11.10
7.250                  51              22,079,874.89                17.54
7.375                  56              21,498,528.25                17.08
7.500                  45              18,261,293.12                14.51
7.625                  24               9,173,686.55                 7.29
7.750                  19               6,524,727.67                 5.18
7.875                   9               3,801,575.80                 3.02
8.000                   3               1,139,181.91                 0.91
8.125                   1                 298,769.98                 0.24
8.250                   1                 308,409.36                 0.25
8.375                   1                 314,330.84                 0.25
8.500                   2               1,224,881.11                 0.97
8.625                   2                 608,519.71                 0.48
8.875                   1                 495,099.37                 0.39
--------------------------------------------------------------------------------
   Total              312             125,853,419.64               100.00
================================================================================

---------------
(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.334% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.334% per annum.

                  Current Mortgage Loan Principal Balances (1)


-----------------------------------------------------------------------------------------------
       Current Mortgage              Number of        Aggregate Principal         Percent of
       Loan Balance ($)           Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
 150,000.01  to    200,000.00             1                 183,652.87                0.10
 200,000.01  to    250,000.00             3                 673,865.70                0.50
 250,000.01  to    300,000.00            30               8,667,755.77                6.90
 300,000.01  to    350,000.00           107              34,720,470.40               27.60
 350,000.01  to    400,000.00            67              25,361,212.16               20.20
 400,000.01  to    450,000.00            31              13,090,139.10               10.40
 450,000.01  to    500,000.00            31              14,794,593.46               11.80
 500,000.01  to    550,000.00            10               5,327,990.27                4.20
 550,000.01  to    600,000.00             8               4,607,786.97                3.70
 600,000.01  to    650,000.00             9               5,695,366.99                4.50
 650,000.01  to    700,000.00             1                 688,657.13                0.50
 700,000.01  to    750,000.00             3               2,189,234.68                1.70
 750,000.01  to  1,000,000.00            10               8,821,525.40                7.00
1,000,000.01 to  1,500,000.00             1               1,031,168.74                0.80
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $403,376.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)


-----------------------------------------------------------------------------------------------
    Original Loan-to-Value           Number of        Aggregate Principal         Percent of
          Ratios (%)              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or  Less                           14               6,087,252.96                4.84
50.01 to 55.00                            7               2,884,180.14                2.29
55.01 to 60.00                           11               4,838,699.13                3.84
60.01 to 65.00                           17               7,323,751.04                5.82
65.01 to 70.00                           24              11,347,338.35                9.02
70.01 to 75.00                           62              26,194,282.85               20.81
75.01 to 80.00                          154              59,128,116.51               46.98
80.01 to 85.00                           15               5,557,848.50                4.42
85.01 to 90.00                            6               1,877,009.20                1.49
90.01 to 95.00                            2                 614,940.96                0.49
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.25%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
     State Distribution of           Number of        Aggregate Principal         Percent of
     Mortgaged Properties         Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  38              15,644,544.94               12.43
California                              168              67,882,359.99               53.94
Florida                                  10               3,456,464.27                2.75
Indiana                                   8               3,206,710.11                2.55
Kentucky                                 15               5,764,044.98                4.58
Ohio                                     47              18,465,001.86               14.67
Tennessee                                17               8,016,217.33                6.37
Other (less than 2)                       9               3,418,076.16                2.72
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

---------------
(1) "Other" includes 3 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 2.94% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
        Type of Program           Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                    193              76,946,637.10               61.14
Alternative                              58              25,135,332.35               19.97
Reduced                                  47              19,134,906.66               15.20
CLUES                                     9               3,077,442.81                2.45
No Income/No Asset                        3                 903,375.51                0.72
Streamlined                               2                 655,725.21                0.52
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================


                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
         Property Type            Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 218              87,751,622.64               69.73
Planned Unit Development                 81              32,980,037.84               26.21
Low-rise Condominium                     11               4,490,818.25                3.57
2-4 Family Residence                      2                 630,940.91                0.50
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

                         Purposes of the Mortgage Loans


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Purchase                                137              55,490,262.00               44.09
Refinance (rate/term)                   116              45,643,434.47               36.27
Refinance (cash-out)                     59              24,719,723.17               19.64
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          304             123,228,886.60               97.91
Secondary Residence                       8               2,624,533.04                2.09
-----------------------------------------------------------------------------------------------
   Total                                312             125,853,419.64              100.00
===============================================================================================

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.


             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term                   Number of      Aggregate Principal Balance       Percent of
to Maturity (months)          Mortgage Loans          Outstanding ($)         Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
199                                   1                   226,826.09                  0.18
200                                   1                   307,435.44                  0.24
215                                   1                   272,258.32                  0.22
227                                   1                   339,942.13                  0.27
228                                   1                   385,764.28                  0.31
258                                   1                   360,058.78                  0.29
275                                   1                   258,161.79                  0.21
317                                   2                   930,492.49                  0.74
318                                   1                   404,141.78                  0.32
320                                   1                   378,870.89                  0.30
321                                   1                   319,171.21                  0.25
322                                   1                   266,720.55                  0.21
323                                   1                   446,925.18                  0.36
324                                   1                   541,251.67                  0.43
328                                   1                   467,146.87                  0.37
334                                   1                   495,099.37                  0.39
336                                   1                   929,403.31                  0.74
337                                   1                   314,330.84                  0.25
338                                   1                   295,477.80                  0.23
339                                   1                   412,180.60                  0.33
340                                   2                   990,027.37                  0.79
341                                   8                 2,957,625.06                  2.35
342                                  10                 4,937,429.03                  3.92
343                                  36                14,242,213.95                 11.32
344                                  35                14,099,865.01                 11.20
345                                  16                 6,260,419.19                  4.97
346                                  24                 8,775,146.53                  6.97
347                                 133                53,518,560.09                 42.52
348                                  27                11,720,474.02                  9.31
-----------------------------------------------------------------------------------------------
   Total                            312               125,853,419.64                100.00
===============================================================================================

---------------
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 343 months.

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-19

                                    Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Current                            Number of        Aggregate Principal     Percent of Mortgage
Mortgage Rate (%)               Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
6.500                                   3               1,150,480.98                 0.52
6.625                                   8               3,785,963.76                 1.71
6.750                                  14               5,629,987.76                 2.54
6.875                                  37              15,911,638.92                 7.17
7.000                                  98              40,118,820.38                18.09
7.125                                  56              23,201,402.96                10.46
7.250                                 110              42,643,235.83                19.23
7.375                                  88              34,825,686.91                15.70
7.500                                  79              32,212,513.28                14.52
7.625                                  22               8,687,896.28                 3.92
7.750                                  20               7,204,924.50                 3.25
7.875                                  10               5,097,145.66                 2.30
8.000                                   1                 369,835.30                 0.17
8.250                                   1                 356,131.44                 0.16
8.500                                   1                 279,989.18                 0.13
8.625                                   1                 330,048.92                 0.15
-----------------------------------------------------------------------------------------------
   Total                              549             221,805,702.06               100.00
===============================================================================================

---------------
(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.254% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.245% per annum.



                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
100,000.01 to 150,000.00                  1                 122,862.78                0.06
150,000.01 to 200,000.00                  1                 157,430.26                0.07
200,000.01 to 250,000.00                  1                 210,552.26                0.09
250,000.01 to 300,000.00                 59              17,048,887.69                7.69
300,000.01 to 350,000.00                179              58,063,084.85               26.18
350,000.01 to 400,000.00                134              50,519,504.03               22.78
400,000.01 to 450,000.00                 39              16,597,944.30                7.48
450,000.01 to 500,000.00                 39              18,775,883.69                8.47
500,000.01 to 550,000.00                 30              15,631,830.16                7.05
550,000.01 to 600,000.00                 24              13,794,442.94                6.22
600,000.01 to 650,000.00                 26              16,464,924.74                7.42
650,000.01 to 700,000.00                  2               1,337,101.22                0.60
700,000.01 to 750,000.00                  5               3,615,284.34                1.63
750,000.01 to 1,000,000.00                6               5,454,616.92                2.46
1,000,000.01 to 1,500,000.00              3               4,011,351.88                1.81
-----------------------------------------------------------------------------------------------
   Total                                549             221,805,702.06              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $404,018.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)


-----------------------------------------------------------------------------------------------
Original Loan-to-Value               Number of        Aggregate Principal         Percent of
Ratios (%)                        Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            32              16,364,201.83                7.38
50.01 to 55.00                           23               9,270,556.40                4.18
55.01 to 60.00                           25              11,827,053.79                5.33
60.01 to 65.00                           29              11,756,112.14                5.30
65.01 to 70.00                           53              21,359,312.55                9.63
70.01 to 75.00                           98              41,877,089.04               18.88
75.01 to 80.00                          246              94,601,226.09               42.65
80.01 to 85.00                            3                 978,660.57                0.44
85.01 to 90.00                           22               7,808,550.35                3.52
90.01 to 95.00                           18               5,962,939.30                2.69
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.04%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.



               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  12               4,608,205.23                2.10
California                              273             109,507,654.79               49.40
Colorado                                 36              13,790,826.50                6.20
Florida                                  16               6,830,640.08                3.10
Georgia                                  10               4,519,186.04                2.00
Maryland                                 13               5,057,489.05                2.30
New Jersey                               20               7,726,488.04                3.50
New York                                 14               5,509,629.43                2.50
Texas                                    23              10,116,641.94                4.60
Washington                               17               6,077,818.33                2.70
Other (less than 2%)                    115              48,061,122.63               21.70
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================

---------------
(1) "Other" includes 29 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.98% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.



                 Documentation Programs for the Mortgage Loans


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                    216              90,306,561.31               40.71
Alternative                             182              75,645,508.09               34.10
Reduced                                 113              42,532,480.14               19.18
CLUES                                    24               8,845,267.64                3.99
Streamlined                              14               4,475,884.88                2.02
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================

                         Types of Mortgaged Properties


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 402             161,485,488.63               72.80
Planned Unit Development                129              53,333,567.42               24.05
Low-rise Condominium                     15               5,414,556.31                2.44
2-4 Family Residence                      3               1,572,089.70                0.71
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================



                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Purchase                                254              99,162,499.91               44.71
Refinance (rate/term)                   169              70,890,236.10               31.96
Refinance (cash-out)                    126              51,752,966.05               23.33
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================



                   Occupancy Types of the Mortgage Loans (1)


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          532             213,841,086.77               96.41
Secondary Residence                      17               7,964,615.29                3.59
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.



             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
       Remaining Term to             Number of        Aggregate Principal         Percent of
       Maturity (months)          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
227                                       1                 386,726.48                0.17
228                                       6               2,060,327.68                0.93
229                                       6               2,633,222.47                1.19
288                                       1                 330,415.04                0.15
324                                       1                 313,919.16                0.14
344                                       1                 319,596.28                0.14
345                                       6               1,940,751.23                0.87
346                                      11               4,522,220.43                2.04
347                                      67              28,073,019.47               12.66
348                                     221              89,248,491.49               40.24
349                                     194              78,867,140.27               35.56
350                                      34              13,109,872.06                5.91
-----------------------------------------------------------------------------------------------
 Total                                  549             221,805,702.06              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 345 months.

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-19
                                    Group 3

                Current Mortgage Rates of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Current                              Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
6.250                                    1                 338,519.51                2.00
6.375                                    1                 374,909.85                2.21
6.500                                    4               1,400,295.29                8.26
6.625                                    4               1,543,317.78                9.10
6.750                                    9               3,317,273.82               19.57
6.875                                   11               4,898,119.87               28.90
7.000                                    5               2,656,533.02               15.67
7.125                                    3               1,203,930.33                7.10
7.250                                    2                 771,337.31                4.55
7.375                                    1                 447,082.18                2.64
-----------------------------------------------------------------------------------------------
   Total                                41               16,951,318.96              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.841% per annum.



                  Current Mortgage Loan Principal Balances (1)


-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
150,000.01 to   200,000.00               1                  175,232.03                1.03
200,000.01 to   250,000.00               1                  215,186.13                1.27
250,000.01 to   300,000.00               3                  860,005.52                5.07
300,000.01 to   350,000.00               9                2,997,183.92               17.68
350,000.01 to   400,000.00              12                4,450,910.58               26.26
400,000.01 to   450,000.00               5                2,109,894.00               12.45
450,000.01 to   500,000.00               3                1,445,102.88                8.53
550,000.01 to   600,000.00               4                2,291,976.52               13.52
600,000.01 to   650,000.00               1                  609,321.98                3.59
750,000.01 to 1,000,000.00               2                1,796,505.40               10.60
-----------------------------------------------------------------------------------------------
   Total                                41               16,951,318.96              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $413,447.



           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)


-----------------------------------------------------------------------------------------------
Original                             Number of        Aggregate Principal         Percent of
Loan-to-Value Ratios (%)          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            8                3,578,995.48               21.11
55.01 to 60.00                           1                  350,220.03                2.07
60.01 to 65.00                           2                  677,012.59                3.99
65.01 to 70.00                           7                3,219,079.74               18.99
70.01 to 75.00                           5                1,999,961.70               11.80
75.01 to 80.00                          16                6,431,122.59               37.94
80.01 to 85.00                           1                  318,650.78                1.88
85.01 to 90.00                           1                  376,276.05                2.22
                                        --               -------------              ------
   Total                                41               16,951,318.96              100.00
===============================================================================================

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 67.11%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of              Number of        Aggregate Principal     Percent of Mortgage
Mortgaged Properties            Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                4                1,760,605.22                10.39
Florida                                2                1,125,925.41                 6.64
Indiana                                4                1,641,109.66                 9.68
Kentucky                              10                4,204,801.20                24.81
Michigan                               1                  350,970.13                 2.07
Ohio                                  16                6,246,178.06                36.85
South Carolina                         1                  401,858.01                 2.37
Tennessee                              3                1,219,871.27                 7.20
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================

---------------
(1) As of the Reference Date, no more than approximately 7.84% of the Mortgage Loans were secured by properties located in any one postal zip code area.



                 Documentation Programs for the Mortgage Loans


-----------------------------------------------------------------------------------------------
                                   Number of        Aggregate Principal     Percent of Mortgage
Type of Program                 Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Full                                  34               13,662,526.25                80.60
Alternative                            4                2,236,303.47                13.19
Reduced                                3                1,052,489.24                 6.21
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================

                         Types of Mortgaged Properties


-----------------------------------------------------------------------------------------------
                                   Number of        Aggregate Principal     Percent of Mortgage
Property Type                   Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence               32               13,598,719.80                80.22
Planned Unit Development               9                3,352,599.16                19.78
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================




                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                   Number of        Aggregate Principal     Percent of Mortgage
Loan Purpose                    Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                 17                6,890,871.25                40.65
Refinance (cash-out)                  13                5,173,356.11                30.52
Purchase                              11                4,887,091.60                28.83
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================




                   Occupancy Types of the Mortgage Loans (1)


-----------------------------------------------------------------------------------------------
                                   Number of        Aggregate Principal     Percent of Mortgage
Occupancy Type                  Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                        37               15,439,095.65                91.08
Secondary Residence                    4                1,512,223.31                 8.92
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to                  Number of        Aggregate Principal     Percent of Mortgage
Maturity (months)               Mortgage Loans    Balance Outstanding ($)         Pool (%)
-----------------------------------------------------------------------------------------------
141                                    1                  215,186.13                 1.27
161                                    1                  447,082.18                 2.64
162                                    2                  806,567.93                 4.76
163                                   10                3,596,010.20                21.21
164                                   11                5,183,297.55                30.58
165                                    3                1,302,590.15                 7.68
166                                   13                5,400,584.82                31.86
-----------------------------------------------------------------------------------------------
 Total                                41               16,951,318.96               100.00
===============================================================================================


(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 164 months.

                                   Exhibit 2

       THE                                          Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19


                 Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------
                           Certificate                    Pass                                                  Current
                   Class      Rate           Beginning   Through     Principal     Interest       Total        Realized
Class  Cusip    Description   Type            Balance    Rate(%)   Distribution  Distribution  Distribution     Losses
-------------------------------------------------------------------------------------------------------------------------

 1A1  12669B7L0   Senior    Fix-30/360   75,848,653.40   6.750000   8,113,969.01     426,648.68   8,540,617.68   0.00
 1A2  12669B7M8   Senior    Fix-30/360   21,023,000.00   6.750000           0.00     118,254.38     118,254.38   0.00
 1A3  12669B7N6   Senior    Fix-30/360    8,000,000.00   6.750000           0.00      45,000.00      45,000.00   0.00
 1A4  12669B7P1   Senior    Fix-30/360    2,000,000.00   6.750000           0.00      11,250.00      11,250.00   0.00
 1A5  12669CBT6   Senior    Fix-30/360   20,000,000.00   6.750000           0.00     112,500.00     112,500.00   0.00
  1X  12669B7Q9   Strip IO  Fix-30/360  106,873,465.29   0.434473           0.00      38,694.66      38,694.66   0.00
 2A1  12669B7R7   Senior    Fix-30/360  137,670,632.87   6.500000  13,759,505.93     745,471.79  14,504,977.72   0.00
 2A2  12669B7S5   Senior    Fix-30/360   17,560,766.20   6.500000     115,549.67      95,089.68     210,639.35   0.00
 2A3  12669B7T3   Senior    Fix-30/360   19,000,000.00   6.500000           0.00     102,882.97     102,882.97   0.00
 2A4  12669B7U0   Senior    Fix-30/360   21,339,233.80   6.500000           0.00           0.00           0.00   0.00
 2A5  12669B7V8   Senior    Fix-30/360   30,000,000.00   6.500000           0.00     162,446.80     162,446.80   0.00
 3A1  12669B7W6   Senior    Fix-30/360   17,168,269.34   6.500000   1,439,421.65      92,994.79   1,532,416.44   0.00
  3X  12669B7X4   Strip IO  Fix-30/360   11,385,156.53   0.238577           0.00       2,263.53       2,263.53   0.00
  PO                                        668,054.31   0.000000       9,539.70           0.00       9,539.70   0.00
PO-1  12669B7Z9   Senior    Fix-30/360      401,859.81   0.000000       8,237.95           0.00       8,237.95   0.00
PO-2  12669B7Z9   Senior    Fix-30/360      124,699.35   0.000000         669.42           0.00         669.42   0.00
PO-3  12669B7Z9   Senior    Fix-30/360      141,495.15   0.000000         632.33           0.00         632.33   0.00
  AR  12669B7Y2   Senior    Fix-30/360            0.00   6.750000           0.00           0.00           0.00   0.00

   M  12669B8A3   Junior    Fix-30/360    8,973,410.44   6.594891       9,362.30      49,306.66      58,668.95   0.00
  B1  12669B8B1   Junior    Fix-30/360    3,694,933.71   6.594891       3,855.06      20,302.74      24,157.80   0.00
  B2  12669B8C9   Junior    Fix-30/360    1,583,543.02   6.594891       1,652.17       8,701.17      10,353.34   0.00
  B3  12669CAV2   Junior    Fix-30/360    1,319,619.18   6.594891       1,376.81       7,250.98       8,627.79   0.00
  B4  12669CAW0   Junior    Fix-30/360    1,055,695.35   6.594891       1,101.45       5,800.78       6,902.23   0.00
  B5  12669CAX8   Junior    Fix-30/360    1,045,504.07   6.594891       1,090.81       5,744.78       6,835.60   0.00

Totals                                  387,951,315.69             23,456,424.56   2,050,604.39  25,507,028.94   0.00

---------------------------------------------
                                    Cumulative
                     Ending          Realized
Class                Balance          Losses
---------------------------------------------

 1A1              67,734,684.39         0.00
 1A2              21,023,000.00         0.00
 1A3               8,000,000.00         0.00
 1A4               2,000,000.00         0.00
 1A5              20,000,000.00         0.00
  1X              99,694,691.69         0.00
 2A1             123,911,126.94         0.00
 2A2              17,445,216.52         0.00
 2A3              19,000,000.00         0.00
 2A4              21,454,783.48         0.00
 2A5              30,000,000.00         0.00
 3A1              15,728,847.69         0.00
  3X               9,977,001.81         0.00
  PO                 658,514.61         0.00
PO-1                 393,621.86         0.00
PO-2                 124,029.93         0.00
PO-3                 140,862.82         0.00
  AR                       0.00         0.00

   M               8,964,048.15         0.00
  B1               3,691,078.65         0.00
  B2               1,581,890.85         0.00
  B3               1,318,242.37         0.00
  B4               1,054,593.90         0.00
  B5               1,044,413.26    10,974.91

Totals           364,610,440.81    10,974.91

       THE                                          Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

                                                    Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
                   Original           Beginning      Scheduled                    Unscheduled     Net         Current
                 Certificate         Certificate     Principal          Accretion   Principal    Principal    Realized
Class  Cusip       Balance            Balance      Distribution         Principal  Adjustments Distribution    Losses
-------------------------------------------------------------------------------------------------------------------------
 1A1   12669B7L0  143,954,000.00    75,848,653.40    8,113,969.01          0.00       0.00       8,113,969.01    0.00
 1A2   12669B7M8   21,023,000.00    21,023,000.00            0.00          0.00       0.00               0.00    0.00
 1A3   12669B7N6    8,000,000.00     8,000,000.00            0.00          0.00       0.00               0.00    0.00
 1A4   12669B7P1    2,000,000.00     2,000,000.00            0.00          0.00       0.00               0.00    0.00
 1A5   12669CBT6   20,000,000.00    20,000,000.00            0.00          0.00       0.00               0.00    0.00
  1X   12669B7Q9  173,077,754.00   106,873,465.29            0.00          0.00       0.00               0.00    0.00
 2A1   12669B7R7  201,922,000.00   137,670,632.87   13,759,505.93          0.00       0.00      13,759,505.93    0.00
 2A2   12669B7S5   18,900,000.00    17,560,766.20      115,549.67          0.00       0.00         115,549.67    0.00
 2A3   12669B7T3   19,000,000.00    19,000,000.00            0.00          0.00       0.00               0.00    0.00
 2A4   12669B7U0   20,000,000.00    21,339,233.80            0.00    115,549.67       0.00               0.00    0.00
 2A5   12669B7V8   30,000,000.00    30,000,000.00            0.00          0.00       0.00               0.00    0.00
 3A1   12669B7W6   32,448,000.00    17,168,269.34    1,439,421.65          0.00       0.00       1,439,421.65    0.00
  3X   12669B7X4   25,576,477.00    11,385,156.53            0.00          0.00       0.00               0.00    0.00
  PO                  756,923.73       668,054.31        9,539.70          0.00       0.00           9,539.70    0.00
PO-1   12669B7Z9      454,110.36       401,859.81        8,237.95          0.00       0.00           8,237.95    0.00
PO-2   12669B7Z9      127,082.53       124,699.35          669.42          0.00       0.00             669.42    0.00
PO-3   12669B7Z9      175,730.84       141,495.15          632.33          0.00       0.00             632.33    0.00
  AR   12669B7Y2          100.00             0.00            0.00          0.00       0.00               0.00    0.00

   M   12669B8A3    9,112,000.00     8,973,410.44        9,362.30          0.00       0.00           9,362.30    0.00
  B1   12669B8B1    3,752,000.00     3,694,933.71        3,855.06          0.00       0.00           3,855.06    0.00
  B2   12669B8C9    1,608,000.00     1,583,543.02        1,652.17          0.00       0.00           1,652.17    0.00
  B3   12669CAV2    1,340,000.00     1,319,619.18        1,376.81          0.00       0.00           1,376.81    0.00
  B4   12669CAW0    1,072,000.00     1,055,695.35        1,101.45          0.00       0.00           1,101.45    0.00
  B5   12669CAX8    1,072,760.90     1,045,504.07        1,090.81          0.00       0.00           1,090.81    0.00

Totals            535,960,784.63   387,951,315.69   23,456,424.56    115,549.67       0.00      23,456,424.56    0.00


-----------------------------------------
              Ending            Ending
           Certificate       Certificate
Class        Balance            Factor
-----------------------------------------

 1A1      67,734,684.39     0.47053006092
 1A2      21,023,000.00     1.00000000000
 1A3       8,000,000.00     1.00000000000
 1A4       2,000,000.00     1.00000000000
 1A5      20,000,000.00     1.00000000000
  1X      99,694,691.69     0.57601100884
 2A1     123,911,126.94     0.61365837769
 2A2      17,445,216.52     0.92302732921
 2A3      19,000,000.00     1.00000000000
 2A4      21,454,783.48     1.07273917390
 2A5      30,000,000.00     1.00000000000
 3A1      15,728,847.69     0.48474012846
  3X       9,977,001.81     0.39008506957
  PO         658,514.61     0.86998806339
PO-1         393,621.86     0.86679779374
PO-2         124,029.93     0.97597935187
PO-3         140,862.82     0.80158281518
  AR               0.00     0.00000000000

   M       8,964,048.15     0.98376296609
  B1       3,691,078.65     0.98376296609
  B2       1,581,890.85     0.98376296609
  B3       1,318,242.37     0.98376296609
  B4       1,054,593.90     0.98376296609
  B5       1,044,413.26     0.97357505806

Totals   364,610,440.81

       THE                                          Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

                                                    Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Pass        Accrued     Cumulative                  Total         Net        Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment     Interest      Interest
 Class       Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
1A1        75,848,653.40    6.750000     426,648.68      0.00           0.00    426,648.68     0.00           0.00      426,648.68
1A2        21,023,000.00    6.750000     118,254.38      0.00           0.00    118,254.38     0.00           0.00      118,254.38
1A3         8,000,000.00    6.750000      45,000.00      0.00           0.00     45,000.00     0.00           0.00       45,000.00
1A4         2,000,000.00    6.750000      11,250.00      0.00           0.00     11,250.00     0.00           0.00       11,250.00
1A5        20,000,000.00    6.750000     112,500.00      0.00           0.00    112,500.00     0.00           0.00      112,500.00
 1X       106,873,465.29    0.434473      38,694.66      0.00           0.00     38,694.66     0.00           0.00       38,694.66
2A1       137,670,632.87    6.500000     745,715.93      0.00           0.00    745,715.93   244.14           0.00      745,471.79
2A2        17,560,766.20    6.500000      95,120.82      0.00           0.00     95,120.82    31.14           0.00       95,089.68
2A3        19,000,000.00    6.500000     102,916.67      0.00           0.00    102,916.67    33.69           0.00      102,882.97
2A4        21,339,233.80    6.500000          37.84      0.00     115,549.67    115,587.52    37.84           0.00            0.00
2A5        30,000,000.00    6.500000     162,500.00      0.00           0.00    162,500.00    53.20           0.00      162,446.80
3A1        17,168,269.34    6.500000      92,994.79      0.00           0.00     92,994.79     0.00           0.00       92,994.79
 3X        11,385,156.53    0.238577       2,263.53      0.00           0.00      2,263.53     0.00           0.00        2,263.53
 PO           668,054.31    0.000000           0.00      0.00           0.00          0.00     0.00           0.00            0.00
PO-1          401,859.81    0.000000           0.00      0.00           0.00          0.00     0.00           0.00            0.00
PO-2          124,699.35    0.000000           0.00      0.00           0.00          0.00     0.00           0.00            0.00
PO-3          141,495.15    0.000000           0.00      0.00           0.00          0.00     0.00           0.00            0.00
  AR                0.00    6.750000           0.00      0.00           0.00          0.00     0.00           0.00            0.00

   M        8,973,410.44    6.594891      49,315.55      0.00           0.00     49,315.55     8.90           0.00       49,306.66
  B1        3,694,933.71    6.594891      20,306.40      0.00           0.00     20,306.40     3.66           0.00       20,302.74
  B2        1,583,543.02    6.594891       8,702.74      0.00           0.00      8,702.74     1.57           0.00        8,701.17
  B3        1,319,619.18    6.594891       7,252.29      0.00           0.00      7,252.29     1.31           0.00        7,250.98
  B4        1,055,695.35    6.594891       5,801.83      0.00           0.00      5,801.83     1.05           0.00        5,800.78
  B5        1,045,504.07    6.594891       5,745.82      0.00           0.00      5,745.82     1.04           0.00        5,744.78

Totals    387,951,315.69               2,051,021.93      0.00     115,549.67  2,166,571.61   417.54           0.00    2,050,604.39

       THE                                          Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

                                                     Current Payment Information
                                                         Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
 1A1      12669B7L0     143,954,000.00        526.895073396       56.365012479     2.963784788         470.530060917     6.750000
 1A2      12669B7M8      21,023,000.00      1,000.000000000        0.000000000     5.625000000       1,000.000000000     6.750000
 1A3      12669B7N6       8,000,000.00      1,000.000000000        0.000000000     5.625000000       1,000.000000000     6.750000
 1A4      12669B7P1       2,000,000.00      1,000.000000000        0.000000000     5.625000000       1,000.000000000     6.750000
 1A5      12669CBT6      20,000,000.00      1,000.000000000        0.000000000     5.625000000       1,000.000000000     6.750000
  1X      12669B7Q9     173,077,754.00        617.488168295        0.000000000     0.223568094         576.011008844     0.434473
 2A1      12669B7R7     201,922,000.00        681.801056210       68.142678516     3.691879968         613.658377694     6.500000
 2A2      12669B7S5      18,900,000.00        929.141068576        6.113739368     5.031199743         923.027329208     6.500000
 2A3      12669B7T3      19,000,000.00      1,000.000000000        0.000000000     5.414893295       1,000.000000000     6.500000
 2A4      12669B7U0      20,000,000.00      1,066.961690196        0.000000000     0.000000000       1,072.739173898     6.500000
 2A5      12669B7V8      30,000,000.00      1,000.000000000        0.000000000     5.414893295       1,000.000000000     6.500000
 3A1      12669B7W6      32,448,000.00        529.101002828       44.360874367     2.865963765         484.740128461     6.500000
  3X      12669B7X4      25,576,477.00        445.141703058        0.000000000     0.088500505         390.085069574     0.238577
  PO                        756,923.73        882.591314715       12.603251321     0.000000000         869.988063394     0.000000
PO-1      12669B7Z9         454,110.36        884.938657982       18.140864238     0.000000000         866.797793744     0.000000
PO-2      12669B7Z9         127,082.53        981.246970475        5.267618607     0.000000000         975.979351867     0.000000
PO-3      12669B7Z9         175,730.84        805.181102917        3.598287735     0.000000000         801.582815182     0.000000
  AR      12669B7Y2             100.00          0.000000000        0.000000000     0.000000000           0.000000000     6.750000

   M      12669B8A3       9,112,000.00        984.790434843        1.027468755     5.411178415         983.762966089     6.594891
  B1      12669B8B1       3,752,000.00        984.790434843        1.027468755     5.411178415         983.762966089     6.594891
  B2      12669B8C9       1,608,000.00        984.790434843        1.027468755     5.411178415         983.762966089     6.594891
  B3      12669CAV2       1,340,000.00        984.790434843        1.027468755     5.411178415         983.762966089     6.594891
  B4      12669CAW0       1,072,000.00        984.790434843        1.027468755     5.411178415         983.762966089     6.594891
  B5      12669CAX8       1,072,760.90        974.591886289        1.016828227     5.355139928         973.575058062     6.594891

Totals                  535,960,784.63        723.842726586       43.765188112     3.826034383         680.293132009

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

Pool Level Data
Distribution Date                                                                                                      9/25/02
Cut-off Date                                                                                                            8/1/01
Determination Date                                                                                                      9/1/02
Accrual Period 30/360                 Begin                                                                             8/1/02
                                      End                                                                               9/1/02

Number of Days in 30/360 Accrual Period                                                                                     30

-------------------------------------------------
   Collateral Information
-------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                            202,205,741.66

Beginning Aggregate Pool Stated Principal Balance                                                               133,981,439.31
Ending Aggregate Pool Stated Principal Balance                                                                  125,853,419.64

Beginning Aggregate Certificate Stated Principal Balance                                                        387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                                                           364,610,440.80

Beginning Aggregate Loan Count                                                                                             331
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                             19
Ending Aggregate Loan Count                                                                                                312

Beginning Weighted Average Loan Rate (WAC)                                                                           7.335620%
Ending Weighted Average Loan Rate (WAC)                                                                              7.334339%

Beginning Net Weighted Average Loan Rate                                                                             7.076322%
Ending Net Weighted Average Loan Rate                                                                                7.075021%

Weighted Average Maturity (WAM) (Months)                                                                                   347

Servicer Advances                                                                                                     4,427.99

Aggregate Pool Prepayment                                                                                         8,011,795.28
Pool Prepayment Rate                                                                                               52.3166 CPR


Group 2
-------
Cut-Off Date Balance                                                                                            300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                               235,574,542.42
Ending Aggregate Pool Stated Principal Balance                                                                  221,805,702.06

Beginning Aggregate Certificate Stated Principal Balance                                                        387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                                                           364,610,440.80

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

Group 2
-------
Beginning Aggregate Loan Count                                                                                             580
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                             31
Ending Aggregate Loan Count                                                                                                549

Beginning Weighted Average Loan Rate (WAC)                                                                           7.255482%
Ending Weighted Average Loan Rate (WAC)                                                                              7.254124%

Beginning Net Weighted Average Loan Rate                                                                             6.496559%
Ending Net Weighted Average Loan Rate                                                                                6.496365%

Weighted Average Maturity (WAM) (Months)                                                                                   347

Servicer Advances                                                                                                    17,022.91

Aggregate Pool Prepayment                                                                                        13,562,179.10
Pool Prepayment Rate                                                                                               50.9424 CPR


Group 3
-------
Cut-Off Date Balance                                                                                             33,755,042.97

Beginning Aggregate Pool Stated Principal Balance                                                                18,395,333.91
Ending Aggregate Pool Stated Principal Balance                                                                   16,951,318.96

Beginning Aggregate Certificate Stated Principal Balance                                                        387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                                                           364,610,440.80

Beginning Aggregate Loan Count                                                                                              44
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              3
Ending Aggregate Loan Count                                                                                                 41

Beginning Weighted Average Loan Rate (WAC)                                                                           6.856662%
Ending Weighted Average Loan Rate (WAC)                                                                              6.840856%

Beginning Net Weighted Average Loan Rate                                                                             6.597662%
Ending Net Weighted Average Loan Rate                                                                                6.581856%

Weighted Average Maturity (WAM) (Months)                                                                                   347

Servicer Advances                                                                                                         0.00

Aggregate Pool Prepayment                                                                                         1,376,845.45
Pool Prepayment Rate                                                                                               60.8245 CPR

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

-----------------------------------------------------------------------------------
                                 Certificate Information
-----------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                               94.9783296756%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           5.0216703244%
Subordinate Prepayment Percentage                                                                                0.0000000000%

Group 2
-------

Senior Percentage                                                                                               95.8041126368%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           4.1958873632%
Subordinate Prepayment Percentage                                                                                0.0000000000%

Group 3
-------

Senior Percentage                                                                                               94.0529253439%
Senior Prepayment Percentage                                                                                   100.0000000000%

Subordinate Percentage                                                                                           5.9470746561%
Subordinate Prepayment Percentage                                                                                0.0000000000%


Certificate Account

Beginning Balance                                                                                                         0.00

Deposit
Payments of Interest and                                                                                         25,665,053.79
Principal
Liquidation Proceeds                                                                                                      0.00
All Other Proceeds                                                                                                        0.00
Other Amounts                                                                                                             0.00
                                                                                                                --------------
Total Deposits                                                                                                   25,665,053.79


Withdrawals
Reimbursement of Servicer                                                                                                 0.00
Advances
Payment of Master Servicer Fees                                                                                      59,391.49
Payment of Sub Servicer Fees                                                                                         98,215.80
Payment of Other Fees                                                                                                     0.00

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19


Payment of Insurance Premium(s)                                                                                           0.00
Payment of Personal Mortgage Insurance                                                                                    0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                          0.00
Payment of Principal and Interest                                                                                25,507,028.96
                                                                                                                 -------------
Total Withdrawals                                                                                                25,664,636.25

Ending Balance                                                                                                          417.54


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            21,390.19
Compensation for Gross PPIS from Servicing Fees                                                                      21,390.19
Other Gross PPIS Compensation                                                                                             0.00
                                                                                                                 -------------
Total Net PPIS (Non-Supported PPIS)                                                                                      -0.00


Master Servicing Fees Paid                                                                                           59,391.49
Sub Servicing Fees Paid                                                                                              98,215.80
Insurance Premium(s) Paid                                                                                                 0.00
Personal Mortgage Insurance Fees Paid                                                                                     0.00
Other Fees Paid                                                                                                           0.00
                                                                                                                 -------------
Total Fees                                                                                                          157,607.29

------------------------------------
   Delinquency Information
------------------------------------

Group 1
-------
Delinquency                                      30-59 Days          60-89 Days           90+ Days                Totals
-----------                                      ----------          ----------           --------               --------
Scheduled Principal Balance                      619,377.66                0.00               0.00              619,377.66
Percentage of Total Pool Balance                  0.492142%           0.000000%          0.000000%               0.492142%
Number of Loans                                           2                   0                  0                       2
Percentage of Total Loans                         0.641026%           0.000000%          0.000000%               0.641026%

Foreclosure
-----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                                 0.00

Group 2
-------

Delinquency                                     30-59 Days            60-89 Days           90+ Days                 Totals
-----------                                     ----------            ----------           --------                 -------
Scheduled Principal Balance                   1,644,327.46            398,798.30         375,608.83           2,418,734.59
Percentage of Total Pool Balance                 0.741337%             0.179796%          0.169341%              1.090474%
Number of Loans                                          3                     1                  1                      5
Percentage of Total Loans                        0.546448%             0.182149%          0.182149%              0.910747%

Foreclosure
-----------
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

REO
---
Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Book Value of all REO Loans                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                                0.00
Additional Gains (Recoveries)/Losses                                                                                   0.00
Total Realized Losses                                                                                             10,974.91

Group 3
-------

Delinquency                                     30-59 Days            60-89 Days           90+ Days                 Totals
-----------                                     ----------            ----------           --------                 -------
Scheduled Principal Balance                           0.00                  0.00               0.00                   0.00
Percentage of Total Pool Balance                 0.000000%             0.000000%          0.000000%              0.000000%
Number of Loans                                          0                     0                  0                      0
Percentage of Total Loans                        0.000000%             0.000000%          0.000000%              0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Fifth Third Mortgage Company
                          Mortgage Pass-Through Trust
                                 SERIES 2001-19

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                                 0.00

--------------------------------------------------
   Subordination/Credit Enhancement Information
--------------------------------------------------

Protection                                                                                  Original               Current
----------                                                                                  --------               --------
Bankruptcy Loss                                                                           300,000.00             300,000.00
Bankruptcy Percentage                                                                      0.055974%              0.082280%
Credit/Fraud Loss                                                                      16,078,824.00                   0.00
Credit/Fraud Loss Percentage                                                               3.000000%              0.000000%
Special Hazard Loss                                                                    16,078,824.00          11,638,539.47
Special Hazard Loss Percentage                                                             3.000000%              3.192048%

Credit Support                                                                              Original                Current
--------------                                                                              --------                -------
Class A                                                                               518,004,023.73         346,956,173.62
Class A Percentage                                                                        96.649613%             95.158047%

Class M                                                                                 9,112,000.00           8,964,048.15
Class M Percentage                                                                         1.700124%              2.458528%

Class B1                                                                                3,752,000.00           3,691,078.65
Class B1 Percentage                                                                        0.700051%              1.012335%

Class B2                                                                                1,608,000.00           1,581,890.85
Class B2 Percentage                                                                        0.300022%              0.433858%

Class B3                                                                                1,340,000.00           1,318,242.37
Class B3 Percentage                                                                        0.250018%              0.361548%

Class B4                                                                                1,072,000.00           1,054,593.90
Class B4 Percentage                                                                        0.200015%              0.289239%

Class B5                                                                                1,072,760.90           1,044,413.26
Class B5 Percentage                                                                        0.200157%              0.286446%